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                                                                   EXHIBIT 10.2



                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (the "Agreement") entered into as of ____, 1997, by and among JUST LIKE HOME, INC., a Florida corporation ( "JLH") whose principal address is 3647 Cortez Road West, Bradenton, Florida 34210-3106, JLH ACQUISITION CORPORATION, a Florida corporation and a wholly-owned Subsidiary of JLH (the "Acquisition Company") whose principal address is 3647 Cortez Road West, Bradenton, Florida 34210-3106, and COMMUNITY ASSISTED LIVING CENTERS, INC., a Florida corporation ("CALCI") whose principal address is 2440 Tamiami Trail North, Nokomis, Florida 34275. JLH, the Acquisition Company, and CALCI are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of CALCI with and into the Acquisition Company in a tax free exchange.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "JLH" has the meaning set forth in the preface above.

         "JLH Stock" has the meaning set forth in Section 2 below.

         "Certificate of Merger" has the meaning set forth in Section 2 below.

         "Closing" has the meaning set forth in Section 2 below.

         "Closing Date" has the meaning set forth in Section 2 below.

         "Confidential Information" means any information concerning the businesses and affairs of CALCI and its Subsidiaries that is not already generally available to the public.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Effective Time" has the meaning set forth in Section 2 below.


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         "Florida General Corporation Law" means the General Corporation Law of the State of Florida, as amended.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Knowledge" means actual knowledge without independent investigation.

         "Merger" has the meaning set forth in Section 2 below.

         "Merger Consideration" has the meaning set forth in Section 2 below.

         "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3 below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Public Report" has the meaning set forth in Section 3 below.

         "Registration Statement" has the meaning set forth in Section 5 below.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of CALCI Shares in favor of this Agreement and the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, including, without limitation, (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.



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         "Special Meeting" has the meaning set forth in Section 5 below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2 below.

         "CALCI" has the meaning set forth in the preface above.

         "CALCI Share" means any share of the Common Stock of CALCI.

         "CALCI Stockholder" means any Person who or which holds any CALCI
Shares.

         "Acquisition Company" has the meaning set forth in the preface above.

         2.       BASIC TRANSACTION.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, CALCI will merge with and into the Acquisition Company (the "Merger") at the Effective Time. The Acquisition Company shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such location and time as the Parties shall mutually agree no later than thirty (30) days after the execution hereof, unless otherwise provided herein (the "Closing Date").

         (c)      Actions at the Closing. At the Closing:

                  (i) JLH and the Acquisition Company will deliver to CALCI the various certificates, instruments, and documents referred to in Section 6 below;

                  (ii) CALCI and the Acquisition Company will file with the Secretary of State of the State of Florida a Certificate of Merger in the form attached hereto as Exhibit 2(c) (the "Certificate of Merger"); and

                  (iii) JLH will cause the Surviving Corporation to deliver the JLH Stock in the manner provided below in this Section 2.

         (d) CALCI's Acquisition Audit. CALCI's obligation to close hereunder is expressly contingent upon CALCI's ability to satisfy itself about the status of JLH's operations as a provider of assisted living services and CALCI's ability to integrate and oversee the operations of JLH in a fiscally profitable manner. Toward that end, CALCI shall continue its acquisition audit (the "Acquisition Audit") of JLH commenced prior to the execution hereof. CALCI's Acquisition Audit shall include, but not be limited to:



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                  (i)   a review of JLHOs properties, books and records and such
         additional financial and operating data and other information as CALCI may from time to time require in order to determine the present condition and character of JLHOs business and operations; and

                  (ii) a thorough background investigation regarding the officers and directors of JLH.

         CALCI's obligation to conclude the transactions contemplated by this Agreement shall be contingent upon CALCI's satisfaction, in its sole discretion, with the results of the Acquisition Audit. In the event of CALCI determines that it is not satisfied with the results of its Acquisition Audit at any time prior to Closing, CALCI may terminate this Agreement prior to or upon such date by providing JLH with written notice of such election, and this Agreement shall immediately terminate and be of no further force and effect, and the parties shall have no further rights, claims or obligations with respect to each other, except as otherwise set forth herein. Alternatively, in the event of CALCI determines that it is satisfied at any time prior to the termination of this Agreement with the results of its Acquisition Audit, or CALCI's waiver thereof, CALCI may, upon five (5) daysO written notice of such election, proceed to Closing.

         (e)      Effect of Merger.

                  (i) Effective Time of Merger. The Merger shall become effective at the time (the "Effective Time") CALCI and the Acquisition Company file the Certificate of Merger with the Secretary of State of the State of Florida (the "Effective Time"). The Merger shall have the effect set forth in the Florida General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either CALCI or the Acquisition Company in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Certificate of Incorporation. As of the Effective Time the Articles of Incorporation of the Acquisition Company immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

                  (iii) Bylaws. As of the Effective Time the Bylaws of the Acquisition Company immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

                  (iv) Directors and Officers. The directors and officers of the Acquisition Company shall become the directors and officers of the Surviving Corporation at and as of the Effective Time retaining their respective positions and terms of office.



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                  (v) Conversion of CALCI Shares. At and as of the Effective
         Time each CALCI Share shall be converted into one and one half (1.5) shares of common stock of JLH (the "JLH Stock") issued by JLH. No CALCI Share shall be deemed to be outstanding or to have any rights other than those set forth above in this subsection after the Effective Time. Stock issuable in exchange for each share of CALCI Stock is referred to herein as "Merger Consideration".

         (f) Exchange Agent / Conversion of CALCI Shares. Prior to the Effective Time, CALCI and JLH shall appoint American Stock Transfer & Trust Company, CALCI's transfer agent, or such other mutually acceptable bank or trust company as agent (the "Exchange Agent") for the purpose of exchanging certificates representing CALCI Shares outstanding immediately prior to the Effective Time for the Merger Consideration. Promptly after the Effective Time,

                  (i) the Exchange Agent shall mail to each record holder of CALCI Shares, as of the Effective Time, of an outstanding Certificate or Certificates which immediately prior to the Effective Time represented by shares of CALCI common stock (the "Certificates") a form letter of transmittal and instructions advising such holder of the relevant terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such Certificates for exchange. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a Certificate or Certificates representing the Merger Consideration multiplied by the number of shares of CALCI common stock represented by such Certificate and such surrendered Certificate shall then be canceled. Until surrendered in accordance with the provisions of this Section, each Certificate shall represent for all purposes the right to receive Merger Consideration multiplied by the number of CALCI Shares represented by such Certificate.

                  (ii) At and after the Effective Time there shall be no transfers of CALCI Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of CALCI. If, after the Effective Time, Certificates are presented to CALCI or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration multiplied by the number of CALCI Shares represented by such Certificates as provided herein. At the close of business on the day prior to the Effective Time the stock ledger of CALCI shall be closed.

                  (iii) From and after the Effective Time, holders of Certificates formerly evidencing CALCI Shares shall cease to have any rights as stockholders of CALCI, except as provided herein or by law.

         (g)      Intentionally Left Blank.



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         (h)      Management of JLH. From the date of execution hereof forward until the earlier of the termination or the Closing of this Agreement, JLH shall consult with CALCI regarding all material JLH decisions. Upon the Closing of this Agreement, the daily management team of JLH and its subsidiaries and affiliates shall be conducted by and through the following personnel:

                  Richard T. Conard         Co-Chairman
                  Ronald Braun              Co-Chairman
                  John F. Robenalt          President & CEO
                  Elizabeth A. Conard       President, JLH subsidiary & Just
                                                      Like Family, Inc.
                  Michael Monahan           Chief Financial Officer
                  Victoria Partin           Vice President, Operations
                  Vancene F. Robenalt       Vice President, Construction
                  Thomas B. Luzier          Vice President, Acquisition &
                                                      Development
                  Christine DeCroce         Director of Shareholder Relations
                  Terry Evans               Director of Programs & Training
                  Sister Kathy Buster       Executive Director, Just Like
                                                      Family, Inc.
                  Terri Ware                Assistant for Construction &
                                                      Development

         Each of these individuals will hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

         (i) Shareholder Agreement. Upon the execution hereof, Elizabeth A. Conard and John Robenalt will enter into a shareholder agreement in substantially the same form as that contained in "Exhibit 2(i)" hereto, whereby Elizabeth A. Conard and John F. Robenalt will be required to vote their JLH Stock in accordance with the terms of such agreement. Such shareholder agreement shall only be effective upon the Closing hereof.

         (j) Board of Directors. At the Effective Time, the following individuals shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until the next annual meeting of shareholders of the Surviving Corporation and until their successors shall be duly elected and shall duly qualify:

                  1.       Richard M. Conard, M.D.
                  2.       Betty Conard
                  3.       Isidore Siegel
                  4.       John F. Robenalt
                  5.       Ronald O. Braun
                  6.
                           ------------------
                  7.
                           ------------------

The sixth and seventh positions shall be held by two of Norbert P. Donelly, Alastair Haddow, and Ken Perry subject to the agreement of John F. Robenalt and Elizabeth A.




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Conard. Rosters of subsequently elected directors shall be agreed upon by John
F. Robenalt and Elizabeth A. Conard pursuant to the terms of the shareholder agreement enumerated above.

         3. REPRESENTATIONS AND WARRANTIES OF CALCI. CALCI represents and warrants to JLH and the Acquisition Company that the statements contained in this section are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this section), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the ODisclosure ScheduleO), which Disclosure Schedule shall be amended as of the Closing in order to accurately reflect the correctness and completeness of such representations and warranties as of the Closing. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this section.

         (a) Organization, Qualification, and Corporate Power. CALCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. CALCI is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of CALCI taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. CALCI has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) Capitalization. The entire authorized capital stock of CALCI consists of 1,097,500 CALCI Shares, of which 1087,500 CALCI Shares are issued and outstanding and 10,000 CALCI Shares are held in treasury. All of the issued and outstanding CALCI Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CALCI to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CALCI.

         (c) Authorization of Transaction. CALCI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CALCI cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of CALCI, enforceable in accordance with its terms and conditions subject to receipt of shareholder approval.

         (d) Noncontravention. To the knowledge of any director or officer of CALCI, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will:



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                  (i)      violate any constitution, statute, regulation, rule,
         injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CALCI is subject or any provision of the charter or bylaws of CALCI, or

                  (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CALCI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of CALCI taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

To the Knowledge of any director or officer of CALCI, and other than in connection with the provisions of the Florida General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, CALCI needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of CALCI taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (e)      Intentionally Left Blank.

         (f) Brokers' Fees. CALCI has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (g) Title to Assets. CALCI has good and marketable title to, or a valid leasehold interest in, the properties and assets used or owned by it, located on their premises, or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date hereof. Without limiting the generality of the foregoing, CALCI has good and marketable title to all of these assets, free and clear of any Security Interest or restriction on transfer.

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End (as defined below), there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of CALCI. Without limiting the generality of the foregoing, since that date:



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                  (i)      CALCI has not sold, leased, transferred, or assigned
         any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) CALCI has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000.00 or outside the Ordinary Course of Business;

                  (iii) no party has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000.00 to which CALCI is a party or by which it is bound;

                  (iv)     intentionally left blank;

                  (v) CALCI has not made any capital expenditure (or series of related capital expenditures) either involving more than $100,000.00 or outside the Ordinary Course of Business;

                  (vi) CALCI has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $1,000,000.00 or outside the Ordinary Course of Business;

                  (vii) CALCI has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000,000.00 singly or $2,500,000.00 in the aggregate;

                  (viii) CALCI has not delayed or postponed the payment of accounts payable and other Liabilities;

                  (ix) CALCI has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000.00;

                  (x) CALCI has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of any of CALCI;

                  (xii) CALCI has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;



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                  (xiii)   CALCI has not declared, set aside, or paid any
         dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) CALCI has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) CALCI has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) CALCI has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) CALCI has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) CALCI has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit plan);

                  (xix) CALCI has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) CALCI has not has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) CALCI has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses CALCI has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (xxii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving CALCI; and

                  (xxiii) CALCI has not committed to any of the foregoing.

         (i) Undisclosed Liabilities. CALCI has no Liability (and, to the knowledge of CALCI, its officers and directors, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of



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them giving rise to any Liability), except for those which have arisen after the
Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) Financial Statements. Attached hereto as "Exhibit 3(g)" are the following financial statements (collectively the "Financial Statements"):

                  (i) unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the calendar year ended December 31, 1996 (the "Most Recent Fiscal Year End") for CALCI; and

                  (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended January 31, 1997 (the "Most Recent Fiscal Month End") for CALCI.

The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CALCI as of such dates and the results of operations of CALCI for such periods, are correct and complete, and are consistent with the books and records of CALCI (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (k) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of CALCI.

         4. REPRESENTATIONS AND WARRANTIES OF JLH AND THE ACQUISITION COMPANY. Each of JLH (on its own behalf and, as more fully enumerated below, on behalf of each of its Subsidiaries) and the Acquisition Company (represents and warrants to CALCI that the statements contained in this section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this section), except as set forth in the Disclosure Schedule which Disclosure Schedule shall be amended as of the Closing in order to accurately reflect the correctness and completeness of such representations and warranties as of the Closing. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this section.

         (a) Organization and Qualification. Each of JLH and the Acquisition Company, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of JLH and the Acquisition Company is duly authorized to conduct business and is in good standing under the laws



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of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of each of JLH and the Acquisition Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (b) Authorization of Transaction. Each of JLH and the Acquisition Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of JLH and the Acquisition Company, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will:

                  (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either JLH or the Acquisition Company is subject or any provision of the charter or bylaws of either JLH or the Acquisition Company, or

                  (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either JLH or the Acquisition Company is a party or by which it is bound or to which any of its assets is subject.

Other than in connection with the provisions of the Florida General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither JLH nor the Acquisition Company needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. As of the Closing, all such authorizations, consents and approvals necessary for the parties to consummate the transactions contemplated by this Agreement shall have been received.

         (d) Brokers' Fees. Neither JLH nor the Acquisition Company has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of CALCI and the Acquisition Company could become liable or obligated.

         (e) Disclosure. The following representations and warranties apply to JLHOs reporting to the SEC:

                  (i) any information provided to the SEC pursuant to the terms hereof shall comply with the Securities Act in all material respects. Such information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the



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         circumstances under which they will be made, not misleading; provided, however, that JLH and the Acquisition Company make no representation or warranty with respect to any information that CALCI will supply specifically for use in any documents filed with the SEC. None of the information that JLH and the Acquisition Company will supply will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading;

                  (ii) all information previously provided to the SEC, of any kind or nature, complies with the Securities Act in all material respects. Such information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (f) Capitalization. The Disclosure Statement contains a schedule of the entire authorized capital stock of JLH and its Subsidiaries. All of the issued and outstanding shares of JLH and its Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable. Other than those enumerated in "Exhibit 4(f)" hereto, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require JLH or its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. Other than those described in "Exhibit 4(f)" hereto, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to JLH or its Subsidiaries.

         (g) Title to Assets. JLH, the Acquisition Company and the JLH Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, including, but not limited to those shown on the Most Recent Balance Sheet (defined hereunder) or acquired after the date thereof, free and clear of all Security Interests since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, JLH has good and marketable title to all of the assets, free and clear of any Security Interest or restriction on transfer.

         (h) Subsidiaries. The attached Disclosure Schedule sets forth for each Subsidiary of JLH (including the Acquisition Company):

                  (i)   its name and jurisdiction of incorporation,

                  (ii) the number of shares of authorized capital stock of each class of its capital stock,

                  (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder,

                  (iv) the number of shares of its capital stock held in treasury, and

                  (v)   its directors and officers.

Each Subsidiary of JLH is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of JLH is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Subsidiary of JLH has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. JLH has delivered to CALCI correct and complete copies of the charter and bylaws of each Subsidiary of JLH (as amended to date). All of the issued and outstanding shares of capital stock of each Subsidiary of JLH have been duly authorized and are validly issued, fully paid, and nonassessable. JLH holds of record and owns legally or beneficially all of the outstanding capital stock of each Subsidiary of JLH, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of JLH or the Acquisition Company to sell, transfer, or otherwise dispose of any capital stock of any of the Subsidiaries of JLH or that could require any Subsidiary of JLH to issue, sell, or otherwise cause to become outstanding any of its own capital stock (other than this Agreement). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of JLH. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of JLH. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each Subsidiary of JLH are correct and complete. None of the Subsidiaries of JLH is in default under or in violation of any provision of its charter or bylaws. None of JLH or the Acquisition Company controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of JLH.

         (i) Financial Statements. Unless otherwise noted, attached hereto as Exhibit 4(i) are the following financial statements (collectively the "Financial Statements"):

                  (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow of JLH and all subsidiaries as of and for the fiscal years ended December 31, 1996 (presently being prepared and to be attached subsequent to the date of execution hereof, but in any event prior to the Closing), December 31, 1995, December 31, 1994, December 31, 1993, (the "Most Recent Fiscal Year End") for JLH and its Subsidiaries; and

                  (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow of JLH and all subsidiaries (the "Most Recent Financial Statements") as of and for the month ended January 31, 1997 (the "Most Recent Fiscal Month End") for JLH and its Subsidiaries.

The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of JLH and its Subsidiaries as of such dates and the results of operations of JLH and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of JLH and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (j) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of JLH and the Acquisition Company or any Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (i) neither of JLH the Acquisition Company, nor any other Subsidiary has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration;

                  (ii) neither of JLH the Acquisition Company, nor any other Subsidiary has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000.00 or outside the Ordinary Course of Business;

                  (iii) neither JLH, the Acquisition Company, nor any Subsidiary has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000.00 or outside the Ordinary Course of Business;

                  (iv) no Security Interest upon any of the assets, tangible or intangible, of JLH, the Acquisition Company, or any other Subsidiary has been created;

                  (v) neither of JLH the Acquisition Company, nor any other Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $100,000.00 or outside the Ordinary Course of Business;

                  (vi) neither of JLH the Acquisition Company, nor any other Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $1,000,000.00 or outside the Ordinary Course of Business;

                  (vii) neither of JLH the Acquisition Company, nor any other Subsidiary has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000,000.00 singly or $2,500,000.00 in the aggregate;

                  (viii) neither of JLH the Acquisition Company, nor any other Subsidiary has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) neither of JLH the Acquisition Company, nor any other Subsidiary has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000.00;

                  (x) neither of JLH the Acquisition Company, nor any other Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of JLH, the Acquisition Company, or any other Subsidiary;

                  (xii) neither of JLH the Acquisition Company, nor any other Subsidiary has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) neither of JLH the Acquisition Company, nor any other Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) neither of JLH the Acquisition Company, nor any other Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) neither of JLH the Acquisition Company, nor any other Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) neither of JLH the Acquisition Company, nor any other Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) neither of JLH the Acquisition Company, nor any other Subsidiary has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) neither of JLH the Acquisition Company, nor any other Subsidiary has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit plan);

                  (xix) neither of JLH the Acquisition Company, nor any other Subsidiary has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) neither of JLH the Acquisition Company, nor any other Subsidiary has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) neither of JLH the Acquisition Company, nor any other Subsidiary has paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses JLH has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (xxii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving either JLH, the Acquisition Company, or any Subsidiary; and

                  (xxiii) neither of JLH the Acquisition Company, nor any other Subsidiary has committed to any of the foregoing.

         (k) Undisclosed Liabilities. Neither of JLH and the Acquisition Company has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for

                  (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and

                  (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (l)      ERISA; Employee Benefit Plans.

                  (i) The Disclosure Schedule contains a complete list of all employee benefit plans sponsored or maintained by JLH or its Subsidiaries or under which JLH or its Subsidiaries may be obligated. JLH has delivered to CALCI accurate and complete:

                  (A) Copies of all employee benefit plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts;

                  (B) detailed summaries of all unwritten employee benefit plans;

                  (C) copies of the most recent financial statements and actuarial reports with respect to all employee benefit plans for which financial statements or actuarial reports are required or have been prepared; and

                  (D) copies of all annual reports for all employee benefit plans (for which annual reports are required) prepared since JLH's inception.

                  Each employee benefit plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the employee benefit plans in the JLH Disclosure Schedule.

                  (ii) All employee benefit plans listed in the JLH Disclosure Schedule conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable Laws.

                  (iii) Any employee benefit plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under
         Section 501(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes or unrelated business income under the Code or ERISA with respect to any such employee benefit plan.

                  (iv) JLH and its Subsidiaries do not have a defined benefit plan subject to Title IV of ERISA and do not have a current or contingent obligation to contribute to any multi-employer plan (as defined in Section 3(37) of ERISA). JLH and its Subsidiaries have no liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the employee benefit plans listed on the JLH Disclosure Schedule.

                  (v) There are no pending or, to JLH's knowledge, threatened proceedings by or on behalf of any employee benefit plan listed on the Disclosure Schedule, or by or on behalf of any individual participants or beneficiaries of any such employee benefit plan, alleging any breach of fiduciary duty on the part of JLH or its Subsidiaries or any of their officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to JLH's knowledge, any basis for any such Proceeding. To JLH's knowledge, the Employee Benefit plans listed on the Disclosure Schedule are not the subject to any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (vi) No former or present employee of JLH or its Subsidiaries has any claim against JLH or its Subsidiaries (whether under federal or state law, any employment agreement or otherwise) on account of or for:

                  (A)      Overtime pay;

                  (B)      wages or salary for any period;

                  (C) vacation, time off or pay in lieu of vacation or time off; or

                  (D) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

                  No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any Proceeding against JLH or its Subsidiaries arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices, sexual harassment or occupational safety and health standards.

         (m) Status of SEC Reporting. JLH has been a reporting company (as such is designated by the SEC) for at least one continuous year, has filed all required report in a timely manner according to SEC rules and regulations during that year. JLH has complied in all material respects with all rules and regulations of the SEC. All information provided to the SEC is true and correct and does not contain any untrue or misleading statements of material facts.

         (n) Control Share Acquisition. Section 607.0902, Florida Statutes, relative to control share acquisitions does not apply to the transactions contemplated by this Agreement.

         (o) Accounts Receivable. The accounts receivable of JLH and its Subsidiaries are bona fide accounts receivable created in the ordinary course of business and JLH is aware of no reason why accounts receivable are not good and collectable within periods of time normally prevailing in the assisted living industry at the recorded amounts thereof, subject to the allowance for doubtful accounts receivable that is included in the JLH balance sheet. To the best of JLH's knowledge, no account receivable is subject to any claim for reduction, counterclaim, set off, recoupment or other claim for credit by the obligor thereof.

         (p) Board Recommendation. By a vote of the directors present at a meeting of JLHOs Board of Directors on February 3, 1997 (which meeting was duly called and held and at which a quorum was present at all time), the Board of Directors of JLH:

                  (i) approved and adopted this Agreement, including the Merger and the other transactions contemplated herein, and determined that the Merger is fair to the shareholders of JLH.

                  (ii)     intentionally left blank.

         (q) Liquidity. Neither JLH, nor any of its Subsidiaries, including the Acquisition Company shall take any action, or omit to take any action, which would have the effect of materially decreasing the liquidity or availability of JLHOs or any of its SubsidiariesO current assets as of the date of this Agreement, or invest any funds not used by JLH or any of its Subsidiaries for working capital purposes between the date of this Agreement and Effective Time in any investment other than direct obligations of or instruments guaranteed by the United States of America having a maturity of not more than one year; provided, however, that JLH and its Subsidiaries shall not dispose of any marketable equity securities.

         (r) Default. Neither JLH nor any of JLHOs Subsidiaries is in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under any of the documents, recorded or unrecorded, relating to any properties owned by JLH or its Subsidiaries or with respect to any contractual obligations that would have a material adverse effect on such properties.

         (s) Insurance. JLH and its Subsidiaries are, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. The Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by JLH and its Subsidiaries with respect to the business of JLH and its Subsidiaries, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. JLH and its Subsidiaries:

                  (i) have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion;

                  (ii) have not received notice of cancellation or non-renewal of any such policy or binder;

                  (iii) are not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder; and

                  (iv) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future.

         There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

         5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth below). Additionally, the Parties shall use their best efforts:

                  (i) If any events should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to cure the same as expeditiously as possible;

                  (ii) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party to accomplish the transactions contemplated by this Agreement;

                  (iii) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the Party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein; and

                  (iv) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event resulting in, or which, insofar as can reasonably be foreseen could result in, a material adverse change on such Party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such Party contained herein.

         (b) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required of them individually in connection with the matters referred to in Section 3 and Section 4 above.

         (c) Operation of Business. Each Party hereby agrees that, except with the prior written consent of the other Party, it will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, each Party agrees that it will not:

                  (i) authorize or effect any change in its charter or bylaws;

                  (ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) None of the Parties will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

                  (iv) None of the Parties will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) None of the Parties will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) None of the Parties will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) None of the Parties will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) None of the Parties will commit to any of the foregoing.

         (d) Full Access. The Parties will permit representatives of each to have full access at all reasonable times, and in a manner so as not to interfere with their normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties. Each of the Parties will treat and hold as such any Confidential Information any one receives from any other in the course of the reviews contemplated by this subsection, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agree to return as soon as possible to source of such Confidential Information all tangible embodiments (and all copies) thereof which are in the Party's possession.

         (e) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this subsection, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Additionally, the Parties shall promptly notify each other of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any foreign or domestic governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the respective Party's knowledge, threatened against, relating to or involving or otherwise affecting the Party or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the transactions contemplated by this Agreement; and

                   (iv) the occurrence of any event relating to the Parties or their Subsidiaries or the transactions contemplated hereby to which the Parties shall become aware that would require any amendment or supplement any SEC registration statement then in effect.

         (f) Exclusivity. JLH will not, directly or indirectly, through any officer, director, agent, shareholder or otherwise:

                  (i) Solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any person or entity other than CALCI relating to the disposition or merger of the assets (whether tangible or intangible) or securities of JLH, its affiliates, subsidiaries, or any divisions thereof; or

                  (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to, the disposition of the assets (whether tangible or intangible) or any securities of JLH, its affiliates, subsidiaries, or any divisions thereof.

Furthermore, JLH shall not offer the assets (tangible or intangible) which comprise JLH, its affiliates, subsidiaries, or any divisions thereof, for sale or combination to any person or entity other than CALCI nor will JLH, or any of its stockholders, enter into negotiation with any other party for the disposition or combination of the business or stock of JLH, its affiliates, subsidiaries, or any divisions thereof, during the pendency of negotiations between Community and JLH pursuant to this Agreement.

         (g)      Insurance and Indemnification.

                  (i) JLH will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of CALCI for the benefit of any individual who served as a director or officer of CALCI at any time prior to the Effective Time.

                  (ii) JLH will hold harmless, indemnify and defend CALCI at any time prior to the Effective Time or, at any time should CALCI not close this transaction, from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

         (h) Solicitation of Employees. In the event of the termination of this Agreement prior to Closing, the Parties shall not, for a period of two (2) years from the date of such termination, call on, solicit, take away or attempt to call on, solicit, or take away any of the employees of the other who was employed by one of the Parties at any time during the period of this Agreement, either for the benefit of the soliciting Party or any other person, firm or corporation. This provision shall specifically survive the termination or Closing hereof.

         (i)      Indemnification by Parties.

                  (i) JLH (on its own behalf and on behalf of its Subsidiaries) and the Acquisition Company shall hold harmless, indemnify and defend CALCI against and with respect to any and all damage, loss, liability, deficiency, cost and expense, including without limitation reasonable attorney's fees, resulting from any misrepresentation, breach of warranty, failure to fulfill any agreement or covenant on JLH's part under this Agreement.

                  (ii) CALCI shall hold harmless, indemnify and defend JLH and the Acquisition Company against and with respect to any and all damage, loss, liability, deficiency, cost and expense, including without limitation reasonable attorney's fees, resulting from any misrepresentation, breach of warranty, failure to fulfill any agreement or covenant on CALCI's part under this Agreement.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) Conditions to Obligation of JLH and the Acquisition Company. The obligation of each of JLH and the Acquisition Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)      the representations and warranties set forth in
         Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) CALCI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) CALCI shall have delivered to JLH and the Acquisition Company a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

                  (iv) any information required to be filed under the Securities Act shall have been accepted and become effective under the Securities Act;

                  (v) JLH and the Acquisition Company shall have received from counsel to CALCI an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to JLH and the Acquisition Company, and dated as of the Closing Date;

                  (vi) all actions to be taken by CALCI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to JLH and the Acquisition Company.

JLH and the Acquisition Company may waive any condition specified in this
Section 6(a) if they execute a writing so stating at or prior to the Closing.

         b. The obligation of CALCI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) CALCI is fully satisfied, in its sole and absolute discretion, with the results of its Acquisition Audit as described in
         Section 2 above;

                  (ii)     the representations and warranties set forth in
         Section 4 above shall be true and correct in all material respects at and as of the Closing Date, without regard to any amendment to the JLH Disclosure made subsequent to the date hereof;

                  (iii) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (iv) the transaction herein contemplated shall be deemed a tax free reorganization;

                  (v) Elizabeth A. Conard and John F. Robenalt have entered into a Shareholder Agreement as set forth in Paragraph 2(i).

                  (vi) each of JLH and the Acquisition Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (vii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would:

                  (A) prevent consummation of any of the transactions contemplated by this Agreement,

                  (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation,

                  (C) affect adversely the right of the shareholders of CALCI to own the capital stock of the Surviving Corporation and share in the control the Surviving Corporation and its Subsidiaries, or

                  (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (viii) each of JLH and the Acquisition Company shall have delivered to CALCI a signed certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(vi) is satisfied in all respects;

                  (ix) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3 and Section 4 above;

                  (x) all actions to be taken by JLH and the Acquisition Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to CALCI;

                  (xi) CALCI shall have received an opinion of an attorney licensed to practice in the State of Florida retained by JLH, dated as of the Effective Time, in the form and substance reasonably satisfactory to CALCI.

CALCI may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7.       TERMINATION.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (ii) JLH and the Acquisition Company may terminate this Agreement by giving written notice to CALCI if the Closing shall not have occurred upon the expiration of thirty (30) days from the date hereof, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from JLH or the Acquisition Company breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) CALCI may terminate this Agreement by giving written notice to JLH and the Acquisition Company at any time prior to the Effective Time:

                  (A) in the event JLH or the Acquisition Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, CALCI has notified JLH and the Acquisition Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or

                  (B) if the Closing shall not have occurred on or before the expiration of thirty (30) days from the date hereof, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from CALCI breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) CALCI may, without any liability, terminate this Agreement by giving written notice to JLH and the Acquisition Company at any time prior to the Effective Time in the event CALCI's board of directors concludes that termination would be in the best interests of CALCI and its stockholders.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5 above shall survive any such termination.

         8.       REGISTRATION RIGHTS.

         A.       Demand Registrations.

                           (i) Requests for Registration. Subject to paragraph 1(b) below, at any time and from time to time after the first anniversary of the Effective Date, the holders of at least 51% of the shares held by the former shareholders of CALCI (ORegistrable SecuritiesO) may request registration, whether underwritten or otherwise, of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations".

                           (ii) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Long-Form Registration during the period starting with the date thirty
                  (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty
                  (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company may postpone for up to one hundred twenty (120) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines in good faith, that such Demand Registration would reasonably be expected to have a material adverse effect on the Company.

         B.       Piggyback Registrations.

                           (i) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) a registration in connection with shares issued by the Company in connection with a merger, consolidation, exchange offer or the acquisition of all or substantially all of the assets of any company or companies or
                  (iii) a registration solely of shares that have been issued pursuant to the Company's employee benefit plans) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen
                  (15) days after the receipt of the Company's notice.

                           (ii) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                           (iii) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities (and other securities with pari passu registration rights) requested to be included in such registration, pro rata among the holders of such Registrable Securities (and other securities with pari passu registration rights) on the basis of the number of shares of Registrable Securities (and other securities with pari passu registration rights) owned by each holder of securities to be registered in such offering and (iii) third, other securities, if any, requested to be included in such registration; provided that in any event the holders of Registrable Securities shall be entitled to register at least 20% of the securities to be included in any such registration, other than the Company's initial underwritten primary registration, unless waived by the holders of at least 51% of the Registrable Securities to be included in such registration.

                           (iv) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included in such registration by the holders requesting such registration, (ii) second, the Registrable Securities (and other securities with pari passu registration rights) requested to be included in such registration, pro rata among the holders of such Registrable Securities (and other securities with pari passu registration rights) on the basis of the number of Registrable Securities (and other securities with pari passu registration rights) owned by each holder of securities to be registered in such offering, and (iii) third, other securities requested to be included in such registration not covered by clause (i) above.

                           (v) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the

                  Securities Act (except on Forms S-4 or S-8 or any successor forms thereto), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

         9.       MISCELLANEOUS.

         (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning payment of the Merger Consideration and the provisions in Section 5 above concerning insurance and indemnification) will survive the Effective Time.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure which is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party in writing at least ten (10) days prior to making the disclosure.

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of CALCI Stockholders.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to CALCI:          Community Assisted Living Centers, Inc.
                             ATTN: John F. Robenalt, President & CEO
                             2440 Tamiami Trail North
                             Nokomis, Florida 34275
                             tel.: (941) 966-3636
                             fax: (941) 966-6678

       Copy to:              Scott Margol, Esq.
                             Ruden, McClosky, Smith, Schuster & Russell, P.A. 200 East Broward Boulevard
                             Ft. Lauderdale, Florida  33301
                             tel.: (954) 764-6660
                             fax: (954) 764-4996

       If to JLH:            Just Like Home, Inc.
                             ATTN: Richard M. Conard, M.D., Chairman
                             3647 Cortez Road West
                             Bradenton, Florida  34210-3106
                             tel.: 941.756.2555
                             fax: 941.755.1845

       Copy to:              William J. Schifino, Esq.
                             Schifino & Fleischer, P.A.
                             201 North Franklin Street, Suite 2700
                             Tampa, Florida  33602
                             tel.: 813.223.1535
                             fax: 813.223.3070

       If to the Acquisition Company:
                             Just Like Home Acquisition Company
                             3647 Cortez Road West
                             Bradenton, Florida  34210-3106
                             tel.: 941.756.2555
                             fax: 941.755.1845

       Copy to:              William J. Schifino, Esq.
                             Schifino & Fleischer, P.A.
                             201 North Franklin Street, Suite 2700
                             Tampa, Florida  33602
                             tel.: 813.223.1535
                             fax: 813.223.3070

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Costs. Unless otherwise stated herein, the Parties will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this Agreement, and the transactions contemplated thereby. In the event any party takes legal action to enforce any of the terms of this Agreement, the prevailing party to such action shall not be entitled to reimbursement for such party's expenses, including reasonable attorney's fees, incurred in such action.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                            JUST LIKE HOME, INC.


                                            By: /s/ Richard T. Conard, M.D.
----------------------------------              ------------------------------
Corporate Secretary
Print:                                      Its:
      ----------------------------              ------------------------------

----------------------------------

         [Seal]

                                            JLH ACQUISITION
                                            CORPORATION


                                            By:
----------------------------------              ------------------------------
Corporate Secretary
Print:                                      Its:
----------------------------------              ------------------------------

----------------------------------


                                            COMMUNITY ASSISTED
                                            LIVING CENTERS, INC.



                                            By:
----------------------------------              -----------------------------
Thomas B. Luzier, Secretary                 John F. Robenalt, President & CEO

         [Seal]